UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 3, 2007

CANDELA CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-14742	04-2477008
(Commission File Number)	(I.R.S. Employer Identification Number)

530 Boston Post Road, Wayland, Massachusetts	01778
(Address of Principal Executive Offices)	(Zip Code)

(508) 358-7400

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

5.02(e)  Compensatory arrangements of certain officers

On April 3, 2007, the Compensation Committee of Candela Corporation’s Board of Directors approved base salary increases for certain executive officers.  Dr. James C. Hsia, Ph.D, Chief Technical Officer, will receive an annual base salary of $227,272.  Dennis S. Herman, Senior Vice President, North American Sales, Marketing and Service, will receive an annual base salary of $244,493.  These salary increases will take effect retroactively to the date of their last review.

On April 3, 2007, the Compensation Committee of the Registrant granted each executive officer listed in the following table SARs with respect to the number of shares of Common Stock set forth opposite such executive officer’s name at the per share exercise price equal to the fair market value of the Common Stock on April 3, 2007.  These SARs become exercisable in four equal annual installments beginning one year after the date of grant and will terminate on April 3, 2017, unless terminated earlier in accordance with the terms of such SARs.

Executive Officer	Number of Shares of Common Stock Underlying SAR
Herman, Dennis S.	30,000
Hsia, Dr. James C.	30,000
Lucchese, Paul	30,000
McGrail, William H.	30,000
Puorro, Gerard E.	100,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANDELA CORPORATION

	By:	/s/ F. Paul Broyer
F. Paul Broyer
Senior Vice President, Finance & Administration, and Chief Financial Officer (principal financial and accounting officer)
Date: April 9, 2007